UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

SEVEN STARS CLOUD GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Room 4, Fenghuayuan Drive-in Movie Theater Park,

No. 21, Liangmaqiao Road,

Chaoyang District, Beijing 10015, PRC
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

        Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 1, 2018, the Board of Directors (the “Board”) of Seven Stars Cloud Group, Inc. (the “Company”) appointed Federico Tovar as the Chief Financial Officer and principal accounting officer of the Company. Mr. Tovar has entered into an employment agreement with the Company, effective June 1, 2018, for a term of 1 year pursuant to which he will receive an annual base salary of $200,000 and will be entitled to participate in all employment benefit plans and policies of the Company generally available. There is no arrangement or understanding between Mr. Tovar and any other person pursuant to which Mr. Tovar was selected as Chief Financial Officer. There is no family relationship between Mr. Tovar and any director or officer of the Company. Mr. Tovar is not a party to any transaction in which the Company is a participant.

Mr. Tovar, age 43, has over 20 years of experience in areas such as corporate strategy, financial management and corporate finance with a focus on high-growth technology companies. Prior to joining the Company, Mr. Tovar was the Chief Financial and Strategy Officer of Global Data Sentinel (“GDS”) since 2015, where he was instrumental in overseeing GDS’s overall financial strategy, closing on all funding rounds and structuring strategic partnership deals with Fortune 500 companies to position the company for rapid growth and scale. From 2012 to 2015, Mr. Tovar was the Managing Director of Sedona Capital Advisors where he focused on providing transaction advisory, valuation, strategy, and related advisory services to high growth emerging company, corporate clients as well as private equity firms. Mr. Tovar oversaw all operations and was responsible for strategy and growth across consulting and advisory services and sourcing, managing and executing mandates across verticals, including technology and digital media. Prior to that Mr. Tovar has held roles with The World Bank and leading technology and strategy consulting firms, such as Booz Allen Hamilton. In addition, Mr. Tovar brings experience in public accounting and corporate finance / M&A, having held leadership roles at Grant Thornton LLP, as well as prior roles with Ernst & Young in its Corporate Finance unit in New York. While at Grant Thornton, he was instrumental in driving growth for the New York practice, advising and consulting for both public & private companies through the regulatory and financial crisis. Mr. Tovar holds a Bachelor”s Degree in Economics from the University of Maryland.

The foregoing description of Mr. Tovar’s Employment Agreements is not purported to be complete and is qualified in its entirety by reference to the complete text of such Employment Agreements attached hereto as Exhibits 10.1.

On June 1, 2018, the Company issued a press release announcing the appointment of Mr. Tovar as CFO, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of June 1, 2018 by and between the Company and Mr. Federico Tovar

99.1	Press Release dated June 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVEN STARS CLOUD GROUP, INC.

Date: June 7, 2018	By:	/s/ Bruno Wu
Bruno Wu
Chairman & Chief Executive Officer